Consent, dated as of December 30, 1997 among NRG
          Energy, NRGG Funding, the Company and Equistar
          Chemicals, LP a successor in interest to Millennium
          Petrochemicals, Inc.

                                                 Exhibit 10.27.16





               ASSIGNMENT, ASSUMPTION AND CONSENT

          This Assignment, Assumption and Consent is made on this 30th day of December, 1997, by and between NRG Energy, Inc., a Delaware corporation (the Assignor), NRG Generating (U.S.) Inc., a Delaware corporation ("NRGG"), NRGG Funding Inc., a Delaware corporation and wholly-owned subsidiary of NRGG (the "Assignee") and Equistar Chemicals LP, a Delaware limited partnership, as successor in interest to Millennium Petrochemicals Inc. ("Millennium Petrochemicals").

                            RECITALS

     A.  That certain Energy Services Agreement dated as of
June 3, 1997, as amended by letter agreements dated August 28, 1997 and September 19,1997 (as so amended, the "ESA") by and between NRG (Morris) Cogen, LLC, a Delaware limited liability company (the "Company") and Millennium Petrochemicals Inc., sets forth certain obligations of Assignor to Equistar pursuant to Sections 19.1, 19.3 and 19.5 thereof. Assignor acknowledged such obligations with respect to Section 19.3 of the ESA in a letter dated June 6, 1997. Assignor has also subsequently orally acknowledged its obligations to Equistar under Sections 19.1 and
19.5 of the ESA.

     B.  Pursuant to that certain Membership Interest Purchase
Agreement dated December 10, 1997 (the "PSA"), Assignor, is transferring all of its membership interests in the Company to Assignee.

     C. Assignor and Assignee desire to assign to Assignee all of Assignor's obligations under Sections 19.1, 19.3 and 19.5 of the ESA.

     NOW, THEREFORE, in consideration of these recitals which are hereby incorporated herein and of the mutual covenants herein set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed:

1. Assignment By Assignor. Assignor hereby assigns and transfers to Assignee any and all of Assignor's obligations under Sections 19.1, 19.3 and 19.5 of the ESA (all such obligations, the "Obligations").

2. Acceptance, Assumption and Indemnification by Assignee. Assignee hereby accepts the foregoing assignment and promises and agrees to assume all of the Obligations and to comply with the Obligations. Assignee shall indemnify and hold Assignor harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including reasonable attorneys' fees, relating to the Obligations arising from or after the date hereof.

3. Consent. Equistar hereby consents to the assignment herein of the Obligations from Assignor to Assignee.

4. NRGG Commitment. NRGG agrees and covenants with Equistar to cause Assignee to comply with the assumed Obligations and further agrees not to sell, assign or otherwise dispose of any of the stock of Assignee, without the prior written consent of Equistar under Section 19.3 of the ESA, unless NRGG, after giving effect to such sale, assignment or other disposition, directly or indirectly owns 100% of the membership interests of the Company, and if any subsidiary of NRGG other than Assignee owns any portion of the membership interests of the Company, NRGG will cause such subsidiary to undertake the obligations in Sections 19.1,
     19.3 and 19.5 of the ESA assumed by Assignee herein and will agree and covenant to cause such subsidiary to comply with such obligations.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, excluding conflicts of law provisions.

7. Agreement Binding. This Agreement shall be binding upon the successors and assigns of the parties hereto. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Agreement.



          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representative to execute this Amendment as of the day and year first above written.



"Assignor"                         NRG ENERGY, INC.

                                By:/s/ Craig Mataczynski
                                Name:  Craig Mataczynski
     Title: Vice President U.S. Business Development


"Assignee"                         NRGG FUNDING INC.

                                By:/s/ Robert T. Sherman
                                Name:  Robert T. Sherman
                                Title: President & CEO


"NRGG"                          NRG GENERATING (U.S.) INC.

                                By:/s/ Robert T. Sherman
                                Name:  Robert T. Sherman
                                Title: President


"Equistar"                      EQUISTAR CHEMICALS LP

                                By:/s/ Eugene R. Allspach
                                Name:  Eugene R. Allspach
                                Title: President